SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                 MARCH 11, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                               4100 Clinton Drive
                            Houston, Texas 77020-6299
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-676-3011
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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On  March  11,  2003  registrant   issued  a  press  release   entitled
"Halliburton Sells Wellstream."

         The text of the press release is as follows:

                          HALLIBURTON SELLS WELLSTREAM

Houston, Texas - Halliburton (NYSE: HAL) announced today that it has sold its Wellstream business for $136 million to Candover Partners Ltd., a European buyout group. The sale of Wellstream is part of Halliburton's previously announced plan to divest of non-strategic assets. Wellstream is a global provider of high quality spoolable pipeline products, systems and solutions.

The transaction is an asset sale which includes manufacturing plants in Newcastle upon the Tyne, United Kingdom, and Panama City, Florida, as well as certain assets and contracts in Brazil. Bank of Scotland will provide the debt financing for the purchaser.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HALLIBURTON COMPANY




Date:     March 11, 2003            By: /s/ Margaret E. Carriere
                                       ----------------------------------------
                                            Margaret E. Carriere
                                            Vice President and Secretary